Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officers of Inn of the Mountain Gods Resort and Casino (the “Company”) do hereby certify with respect to the Transition Report of the Company on Form 10-QT for the five months ended September 30, 2009 (the “Report”) that, to the best of their knowledge, based upon a review of the Report:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 16, 2009	By:	/s/ Elizabeth Foster-Anderson

Elizabeth Foster-Anderson
Principal Executive Officer

Dated: November 16, 2009	By:	/s/ Ben Martinez

Ben Martinez
Principal Financial Officer
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.